UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 12, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.03 CREATION OF A DIRECT  FINANCIAL  OBLIGATION OR AN OBLIGATION  UNDER AN
          OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


     On August 12, 2005, CCFC Preferred Holdings, LLC (the "Issuer") issued 150,000 Redeemable Preferred Shares (the "Preferred Shares"), each with a paid-up value of $1,000. The Issuer is an indirect subsidiary of Calpine Corporation ("Calpine") and an indirect parent of Calpine Construction Finance Company, L.P. ("CCFC"). The Preferred Shares were sold to Morgan Stanley & Co. Incorporated (the "Investor"). Net proceeds from the sale of the Preferred Shares were distributed to Calpine for use in accordance with Calpine's existing bond indentures.

     The Preferred Shares initially accrue dividends at a rate per annum equal to the six-month U.S. Dollar LIBOR plus a margin of 950 basis points. If any Preferred Shares remain outstanding after September 30, 2005, then beginning on October 1, 2005, and for each subsequent calendar month thereafter, the margin for such calendar month will increase by 50 basis points over the margin for the prior calendar month until all of the Preferred Shares have been repurchased or redeemed, up to a maximum margin of 1,200 basis points, except that upon the occurrence and during the continuance of certain voting rights triggering events (as described below), the rate per annum for dividends will increase by 200 basis points above the then-applicable margin.

     Voting rights triggering events include, among other things, the failure of the Issuer to declare and pay dividends when due or to satisfy any mandatory redemption or repurchase requirements; the occurrence of a default under CCFC's term loan agreement or the indenture governing CCFC's second priority floating rate notes (together, the "CCFC Financing Documents"); the breach of certain other covenants or undertakings with respect to the Preferred Shares; and certain bankruptcy-related events in relation to the Issuer and its subsidiaries. In addition, upon the occurrence of a voting rights trigger event, the holders of the Preferred Shares will have the right to elect the board of directors of the Issuer.

     Other than in connection with optional or mandatory redemptions or repurchases of Preferred Shares, no dividends are otherwise payable until February 13, 2006 (the "Maturity Date"). On the Maturity Date, the Issuer will be required to redeem all of the then-outstanding Preferred Shares for a price equal to their paid-up value plus any accrued and unpaid dividends to the Maturity Date.

     At its option, the Issuer may redeem or offer to repurchase Preferred Shares, in whole or in part, at any time for a price equal to their paid-up value plus accrued and unpaid dividends to the date of redemption. The Issuer will be required to redeem or repurchase Preferred Shares (i) upon the occurrence of certain change of control events with respect to the Issuer and/or its direct and indirect parents and/or subsidiaries, and (ii) with the proceeds of certain assets sales, debt issuances, and equity issuances, in each case (x) by the Issuer and/or its direct and indirect parents and subsidiaries and (y) to the extent permitted by, and after compliance with all applicable requirements of, the CCFC Financing Documents.

     The terms of the Preferred Shares require the Issuer to comply with all of its obligations under the CCFC Financing Documents, as well as certain additional covenants.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS


(a) Financial Statements of Businesses Acquired.


         Not Applicable


(b) Pro Forma Financial Information.


         Not Applicable


(c) Exhibits.


         Not Applicable




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: August 19, 2005